EXHIBIT 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

November 27, 2012 Nissan Wholesale Receivables Corporation II Nissan Motor Acceptance Corporation Nissan Master Owner Trust Receivables One Nissan Way Franklin, Tennessee 37067	Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Re:	Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

Registration Statement on Form S-3

Registration No. 333-182980

Ladies and Gentlemen:

We have acted as special federal tax counsel to Nissan Wholesale Receivables Corporation II (the “Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California Corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuing Entity”) formed by the Company pursuant to the Trust Agreement, dated as of May 13, 2003, between the Company and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (“Trust Agreement”). Each series of Notes will be issued pursuant to the Indenture, dated as of October 15, 2003, between the Issuing Entity and U.S. Bank National Association, as indenture trustee, as supplemented by an indenture supplement for each series (each, an “Indenture Supplement”) between the Issuing Entity and the Indenture Trustee (as defined in the related Indenture Supplement). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement and the form of Indenture Supplement (including the form of Notes included as an

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Mayer Brown LLP

    Nissan Wholesale Receivables Corporation II

    Nissan Motor Acceptance Corporation

    Nissan Master Owner Trust Receivables

    November 27, 2012

exhibit thereto). In addition, we have assumed that the Underwriting Agreement and Indenture Supplement with respect to each series is executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under such document in fact occur in accordance with the terms thereof.

Based on the foregoing, we hereby confirm and adopt the opinions set forth in the Prospectuses and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions “Summary—Tax Matters” and “Material Federal Income Tax Consequences” (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement).

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Mayer Brown LLP

    Nissan Wholesale Receivables Corporation II

    Nissan Motor Acceptance Corporation

    Nissan Master Owner Trust Receivables

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

    Respectfully submitted,

    /s/ Mayer Brown LLP

    Mayer Brown LLP